U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2001


                            CENTRUM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                              0-9607                  34-1654011
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
 Incorporation or organization)                              Identification No.)


                441 East Main Street, Corry, Pennsylvania, 16407
                    (Address of principal executive offices)


                                 (814) 665-5042
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM  5.  OTHER  EVENTS

CORRY, PENNSYLVANIA, JULY 27, 2001 - CENTRUM INDUSTRIES, INC., (OTC BB: CIII) today announced that the Company will delay filing its Annual Report on Form 10-K for the year ended March 31, 2001 because of the impact of liquidity problems. As previously reported, Centrum's only remaining operating subsidiary, McInnes Steel Company and its subsidiary Erie Bronze & Aluminum Company (collectively "McInnes") continues to operate under the protection of Chapter 11 of the U.S. Bankruptcy Code. Centrum intends to file its 10-K at that point in the future when cashflows permit and when the liquidity problems have been resolved. Resolution of these liquidity problems may include a filing for protection under Chapter 11 at the holding company level.

Centrum also announced the resignation of four of its remaining five members of the Board of Directors. Messrs. Fulton, Hart, Herring and Seiple announced their resignations on or about June 27, 2001. The members of the Board of Directors had not been compensated for nearly two years for services rendered. In addition, the severe liquidity problems discussed above, including the bankruptcy filing at McInnes, have significantly reduced the Board's ability to provide strategic oversight to the Company. No disagreements with the Company were cited by the Board members in their resignations. As a result of these resignations and in order to maintain continuity on the Company's Board of Directors, effective July 19, 2001 Timothy M. Hunter, the Company's Chief Financial Officer and Secretary, was elected to the Board.

Centrum is faced with a formidable task to maintain operations at the holding company level in the wake of the Chapter 11 filing by McInnes. Although operations at Centrum are limited to holding company activities, Centrum maintains in excess of $4 million in unsecured indebtedness coupled with the significant cost burden inherent to public companies. Without a meaningful infusion of new capital into Centrum, which is extremely unlikely, operations at the holding company level may cease at any time. Cessation of activities at Centrum will not have any impact on McInnes whose operations are self-contained and separate from those of Centrum. McInnes' operations will continue at its three locations in Pennsylvania regardless of what occurs at the Centrum level.

The Company also announced that its Transfer Agent, Computershare Investor Services, Inc., resigned its services agreement effective June 30, 2001. Lack of transfer agent services will create difficulties in trading the Company's securities.

FORWARD LOOKING INFORMATION - This Press Announcement contains statements, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. (As used herein, the "Company" refers to McInnes Steel Company and its subsidiary Erie Bronze & Aluminum Company.) Such statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "estimates", "will", "should", "plans", "opinions", "feels", "intends", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CENTRUM  INDUSTRIES,  INC.
                                                  (Registrant)


Date:  July 27, 2001                       By:  /s/  Timothy  M.  Hunter
                                           Timothy  M.  Hunter
                                           Chief Financial Officer and Treasurer